Exhibit 3(ii)

Execution Version

SEVENTH AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS

OF

LSB INDUSTRIES, INC.

This Seventh Amendment to the Amended and Restated Bylaws of LSB Industries, Inc. (the “Corporation”), dated August 20, 2009, as amended by the First Amendment, dated February 18, 2010, the Second Amendment, dated January 17, 2014, the Third Amendment, dated February 4, 2014, the Fourth Amendment, dated August 21, 2014, the Fifth Amendment, dated April 26, 2015 and the Sixth Amendment, dated December 2, 2015 (together, the “Bylaws”), which amends the Bylaws to allow the Board of Directors to designate the date and time of the annual meeting of stockholders, was approved and adopted by the Board of Directors of the Corporation at their meeting held on December 22, 2015:

1. Amendment to ARTICLE III, Section 2. “Annual Meeting.” Section 2 of ARTICLE III of the Bylaws is hereby deleted in its entirety, and the following is substituted in lieu thereof:

“An annual meeting of stockholders shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.”

2. The Bylaws, as amended and modified by this Seventh Amendment to the Amended and Restated Bylaws of LSB Industries, Inc., sets forth the entire bylaws of LSB Industries, Inc. This Seventh Amendment to the Amended and Restated Bylaws of LSB Industries, Inc. is effective December 22, 2015, the date the Board of Directors adopted and approved such amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, I hereby certify that this Seventh Amendment was duly adopted by the Board of Directors to be effective as of the date first set forth above.

LSB Industries, Inc.

By:	/s/ Daniel D. Greenwell
	Name:	Daniel D. Greenwell
	Title:	President and Chief Executive Officer

Signature Page to Seventh Amendment to the Amended and Restated Bylaws of LSB Industries, Inc.